EXHIBIT 99.1

For Immediate Release

ETC Announces Financial Restructuring to Improve Earnings and Cash Flow

Southampton, PA, September 28, 2012: Environmental Tectonics Corporation ("ETC" or the "Company") (OTCQB: ETCC) today announced a financial restructuring, made possible by continued positive results and a strengthening balance sheet, to reduce its annual net cash payments for dividends and interest by approximately $1.5 million per year.  The restructuring also reduces the number of participating preferred shares in the amount equivalent to 5,032,091 shares of Common Stock, or nearly 25% of the total outstanding common and participating shares, and is expected to have a positive impact on the Company’s earnings.

As part of this restructuring, the Company’s revolving line of credit with PNC Bank was reduced from $20 million to $15 million, while the term of the revolving line was extended twenty eight months to October 31, 2015.  PNC Bank also provided a five-year term loan of $15 million.  ETC used $10 million of the proceeds from the term loan to repurchase and retire 10,000 shares of 10% Preferred Stock, which was convertible to 5,032,091 shares of Common Stock.  The revolving line of credit will no longer be guaranteed by H.F. Lenfest, one of the Company’s Directors and largest shareholder, and will instead be secured by substantially all of the Company’s assets.  Mr. Lenfest will provide a guarantee on the new $15 million term-loan for a period of thirty months, after which his guarantee will be removed.

Following the close of the transaction, the dividends on the remaining Series E Preferred Stock will be reduced from ten percent (10%) to four percent (4%), subject to shareholder approval.

"Today's announcement represents a major accomplishment for ETC," said William F. Mitchell, Sr., ETC’s President and CEO.  "This financial restructuring, including the repurchase and retirement of the Preferred Stock, is an indication of ETC’s growing financial strength over the last few years.  This restructuring benefits our common shareholders by increasing income attributable to them and by significantly reducing the dilutive effect of the Preferred Stock being retired.  We are very grateful for the support we have received from Mr. Lenfest over the last decade, and for his sharing of our vision for ETC’s technologies.  Without Mr. Lenfest’s support it is unlikely that ETC would now be the leader it is in motion-based flight simulation.  Once we complete our restructuring, we believe we will be in an excellent position to leverage the strength of the ETC brand, our deep customer relationships, and reputation for industry leading products to take advantage of improving market conditions and global growth opportunities."

About ETC

ETC designs, manufactures and sells software driven products and services used to recreate and monitor the physiological effects of motion on humans and equipment and to control, modify, simulate and measure environmental conditions.  These products include aircrew training systems (aeromedical, tactical combat and general), disaster management training systems, sterilizers (steam and gas), environmental testing products and hyperbaric chambers and other products and services that involve similar manufacturing techniques and engineering technologies.  ETC’s unique ability to offer complete systems, designed and produced to high technical standards, sets it apart from its competition.  ETC is headquartered in Southampton, PA.  For more information about ETC, visit http://www.etcusa.com/.

Forward-looking Statements

Discussions of some of the matters contained in this press release may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended, and, as such, may involve risks and uncertainties.  ETC based these forward-looking statements on its current expectations and projections about future events.  These forward-looking statements are subject to known and unknown risks, uncertainties and assumptions about ETC and its subsidiaries that may cause actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by these forward-looking statements.  Accordingly, ETC cautions you not to place undue reliance on the forward-looking statements in this press release.

These forward-looking statements include statements with respect to the Company’s expectations, anticipations, and intentions, including, but not limited to, (i) projections of revenues, income, or loss, (ii) statements made about the benefits of the financial restructuring, future market conditions, and growth opportunities, and (iii) statements preceded by, followed by, or, that include, terminology such as ‘may,’ ‘will,’ ‘should,’ ‘expect,’ ‘plan,’ ‘anticipate,’ ‘believe,’ ‘estimate,’ ‘future,’ ‘predict,’ ‘potential,’ ‘intend,’ or ‘continue,’ and similar expressions.  These forward-looking statements involve risks and uncertainties that are subject to change based on various important factors.  Some of these risks and uncertainties, in whole or in part, are beyond the Company’s control.  Shareholders are urged to carefully review these risks and the risks discussed in the Company’s Annual Report on Form 10-K for the fiscal year ended February 24, 2012 under the caption ‘Item 1A.  Risk Factors’ prior to making an investment in the Company’s Common Stock.  The Company cautions that the foregoing list of factors that could affect forward-looking statements by ETC is not exclusive.  Except as required by federal securities law, the Company does not undertake to update any forward-looking statement, whether written or oral, that may be made from time to time by or on behalf of the Company.

Contact:	Bob Laurent, CFO
Phone:	215-355-9100 (Ext. 1550)
E-mail:	rlaurent@etcusa.com
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- Financial Statements Follow -

Pro Forma Financial Statements

Following are a pro forma summary of results for fiscal 2012 and fiscal 2013 first quarter, and a pro forma balance sheet as of May 25, 2012.  The pro forma results for fiscal 2012 and fiscal 2013 Q1 are presented as though the refinancing and stock purchase transactions took place on February 26, 2011.  The pro forma balance sheet is presented as though the transactions occurred on May 25, 2012.

Table A
ENVIRONMENTAL TECTONICS CORPORATION
SUMMARY TABLE OF RESULTS
(amounts in thousands, except per share information)

	Fiscal 2012		Fiscal 2013 Q1
	As reported	Pro forma	As reported	Pro forma
Net sales	$66,294	$66,294	$16,070	$16,070
Cost of goods sold	42,763	42,763	9,622	9,622
Gross profit	$23,531	$23,531	$6,448	$6,448
Gross profit margin %	35.5%	35.5%	40.1%	40.1%
Selling and marketing expenses	5,481	5,481	1,340	1,340
General and administrative expenses	8,513	8,513	1,883	1,883
Research and development expenses	1,400	1,400	310	310
Operating expenses	15,394	15,394	3,533	3,533
Operating income	$8,137	$8,137	$2,915	$2,915
Operating margin %	12.3%	12.3%	18.1%	18.1%
Interest expense, net	734	954	214	269
Other (income) expense, net	(85)	(85)	(3)	(3)
Income before income taxes	$7,488	$7,268	$2,704	$2,649
Pre-tax income margin %	11.3%	11.0%	16.8%	16.5%
Provision for income taxes	2,620	2,543	1,014	993
Net income	$4,868	$4,725	$1,690	$1,656
Expense (income) attributable to non-controlling interest	5	5	5	5
Net income attributable to ETC	$4,873	$4,730	$1,695	$1,661
Preferred Stock dividend	(2,208)	(484)	(552)	(121)
Income applicable to common and participating shareholders	$2,665	$4,246	$1,143	$1,540

Basic earnings per common and participating share:
Distributed earnings per share:
Common	$-	$-	$-	$-
Preferred	$0.20	$0.08	$0.05	$0.02
Undistributed earnings per share:
Common	$0.13	$0.28	$0.06	$0.10
Preferred	$0.13	$0.28	$0.06	$0.10

Diluted earnings per share	$0.13	$0.27	$0.06	$0.10

Total basic weighted average common and participating shares	20,209	15,177	20,231	15,199

Total diluted weighted average shares	20,497	15,465	20,381	15,349

The pro forma results reflect increased interest expense related to the new financing, offset in part, by lower fees paid on collateral and reduced taxes.  They also reflect lower dividends as a result of fewer participating preferred shares outstanding and a reduction of dividends from 10% to 4% on the remaining participating preferred shares outstanding.

Table B

ENVIRONMENTAL TECTONICS CORPORATION
CONSOLIDATED BALANCE SHEETS
(amounts in thousands, except share information)

	May 25, 2012	May 25, 2012
	(As reported)	(Pro forma)
ASSETS
Current assets:
Cash and cash equivalents	$3,344	$3,344
Restricted cash	6,158	6,158
Accounts receivable, net	6,124	6,124
Costs and estimated earnings in excess of billings on uncompleted long-term contracts	23,247	23,247
Inventories, net	5,517	5,517
Deferred tax assets, current	4,206	4,206
Prepaid expenses and other current assets	1,121	1,121
Total current assets	49,717	49,717

Property, plant, and equipment, net	14,967	14,967
Capitalized software development costs, net	609	609
Deferred tax assets, non-current, net	3,194	3,194
Other assets	14	14
Total assets	$68,501	$68,501

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt obligations	$108	$3,108
Accounts payable, trade	5,151	5,151
Billings in excess of costs and estimated earnings on uncompleted long-term contracts	3,399	3,399
Customer deposits	4,526	4,526
Accrued taxes	394	394
Accrued interest and dividends	997	647
Other accrued liabilities	3,630	3,630
Total current liabilities	18,205	20,855

Long-term debt obligations, less current portion:
Credit facility payable to bank	18,141	13,491
Other long-term debt	-	12,000
Total long-term debt obligations, less current portion	18,141	25,491

Total liabilities	36,346	46,346

Commitments and contingencies

Shareholders’ equity:
Cumulative convertible participating Preferred Stock, Series D, $0.05 par value, 11,000 shares authorized; 386 and 0 shares outstanding as reported and pro forma, respectively	386	-
Cumulative convertible participating Preferred Stock, Series E, $0.05 par value, 25,000 shares authorized; 21,741 and 12,127 shares outstanding as reported and pro forma, respectively	21,741	12,127
Common Stock, $0.05 par value, 50,000,000 shares authorized; 9,142,296 shares issued and outstanding as reported and pro forma	457	457
Additional paid-in capital	9,884	9,884
Accumulated other comprehensive loss	(349)	(349)
Retained earnings	-	-
Total shareholders’ equity before non-controlling interest	32,119	22,119
Non-controlling interest	36	36
Total shareholders’ equity	32,155	22,155
Total liabilities and shareholders’ equity	$68,501	$68,501

Pro forma balance sheet adjustments include (a) reduced borrowings under revolving credit facility by $5 million, (b) increasing debt ($3 million current and $12 million long-term) to reflect the new term loan, and (c) a reduction of Preferred Stock by $10 million.